Exhibit 99.1

CRITEO REPORTS RECORD RESULTS FOR
THE FIRST QUARTER 2018

NEW YORK - May 2, 2018 - Criteo S.A. (NASDAQ: CRTO), the leading commerce marketing technology company, today announced financial results for the first quarter ended March 31, 2018.

•	Revenue increased 9% (or 3% at constant currency1) to $564 million.

•	Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC[2], grew 14% (or 8% at constant currency) to $240 million, or 42.6% of revenue.

•	Adjusted EBITDA[2] grew 38% (or 22% at constant currency) to $78 million, or 32.4% of Revenue ex-TAC.

•	Cash flow from operating activities increased 91% to $85 million.

•	Free Cash Flow[2] increased 224% to $52 million.

•	Net income increased 45% to $21 million.

•	Adjusted net income per diluted share[2] increased 30% to $0.60.

"I am pleased with our execution and results in the first quarter, which track quite well with our upcoming priorities for the year." said JB Rudelle, CEO.

"We delivered another quarter of healthy growth, increased profitability and cash flow," said Benoit Fouilland, CFO. "These results once again highlight the strengths and scalability of our business model."

Operating Highlights

•	We ended the quarter with more than 18,500 commerce and brand clients, a 20% increase year-over-year, while maintaining client retention at close to 90% for all products.

•	With about 1.4 billion individual users in our Identity Graph worldwide, we already operate one of the largest user graphs in the industry.

•	Criteo Direct Bidder, our header bidding technology, is now connected to 2,000 large publishers.

•	We drove stable growth in same-client Revenue ex-TAC[3] despite some user coverage limitations.

Revenue and Revenue ex-TAC

Revenue grew 9%, or 3% at constant currency, to $564 million (Q1 2017: $517 million). Revenue ex-TAC grew 14%, or 8% at constant currency, to $240 million (Q1 2017: $210 million). This increase was primarily driven by continued innovation, a broader product portfolio, improved access to publisher inventory and new clients across regions. Revenue ex-TAC margin as a percentage of revenue was 42.6%, above the prior year.

•	In the Americas, Revenue ex-TAC grew 3%, or 3% at constant currency, to $81 million and represented 34% of total Revenue ex-TAC.

•	In EMEA, Revenue ex-TAC grew 26%, or 11% at constant currency, to $103 million and represented 43% of total Revenue ex-TAC.

•	In Asia-Pacific, Revenue ex-TAC grew 15%, or 10% at constant currency, to $57 million and represented 24% of total Revenue ex-TAC.

___________________________________________________
1 Growth at constant currency excludes the impact of foreign currency fluctuations and is computed by applying the 2017 average exchange rates for the relevant period to 2018 figures.
2 Revenue ex-TAC, Adjusted EBITDA, Adjusted net Income per diluted share and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
3 Same-client Revenue ex-TAC is the Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Net Income and Adjusted Net Income

Net income increased 45% to $21 million (Q1 2017: $15 million). Net income available to shareholders of Criteo S.A. was $20 million, or $0.29 per share on a diluted basis (Q1 2017: $12 million, or $0.18 per share on a diluted basis). Adjusted net income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, increased 31% to $41 million, or $0.60 per share on a diluted basis (Q1 2017: $31 million, or $0.46 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA grew 38%, or 22% at constant currency, to $78 million (Q1 2017: $56 million). This increase in Adjusted EBITDA was primarily driven by sustained Revenue ex-TAC performance across all regions, as well as proceeds from a disposal and temporary savings in expenses. Adjusted EBITDA margin as a percentage of Revenue ex-TAC was 32.4% (Q1 2017: 26.9%), a 550-basis point improvement year-over-year.

Operating expenses increased 9% to $176 million (Q1 2017: $162 million). Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, increased 7% to $148 million (Q1 2017: $137 million).

Cash Flow and Cash Position

Cash flow from operating activities increased 91% to $85 million (Q1 2017: $44 million). Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, grew 224% to $52 million (Q1 2017: $16 million).

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of May 2, 2018.

Second Quarter 2018 Guidance:

•	We expect Revenue ex-TAC to be between $226 million and $230 million.

•	We expect Adjusted EBITDA to be between $53 million and $57 million.

Fiscal Year 2018 Guidance:

•	We expect Revenue ex-TAC growth for fiscal year 2018 to be between 3% and 8% at constant currency.

•	We expect Adjusted EBITDA margin for fiscal 2018 to be between 28% and 30% of Revenue ex-TAC.

The above guidance for the quarter ending June 30, 2018 and the fiscal year ending December 31, 2018, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.813, a U.S. dollar-Japanese Yen rate of 108, a U.S. dollar-British pound rate of 0.72 and a U.S. dollar-Brazilian real rate of 3.32.

The above guidance assumes no acquisitions are completed during the quarter ending June 30, 2018, and the fiscal year ending December 31, 2018.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies. Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors. Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short‑ and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted Net Income per diluted share are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted Net Income per diluted share can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted Net Income per diluted share provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2018 and the fiscal year ending December 31, 2018, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially.

Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to respond to changes in technology, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2018, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 that will be filed with the SEC, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, May 2, 2018, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

Conference call details:

•	U.S. callers: +1 855 209 8212

•	International callers: +1 412 317 0788 or +33 1 76 74 05 02
Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) the leader in commerce marketing, is building the highest performing and open commerce marketing ecosystem to drive profits and sales for retailers and brands. 2,700 Criteo team members partner with over 18,000 customers and thousands of publishers across the globe to deliver performance at scale by connecting shoppers to the things they need and love. Designed for commerce, Criteo Commerce Marketing Ecosystem sees over $600 billion in annual commerce sales data.

For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of IR, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Emma Ferns, Global PR director, e.ferns@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands) (unaudited)

	December 31, 2017	March 31, 2018
Assets
Current assets:
Cash and cash equivalents	$414,111	$483,874
Trade receivables, net of allowances	484,101	395,707
Income taxes	8,882	7,646
Other taxes	58,346	52,557
Other current assets	26,327	26,463
Total current assets	991,767	966,247
Property, plant and equipment, net	161,738	153,252
Intangible assets, net	96,223	92,384
Goodwill	236,826	237,757
Non-current financial assets	19,525	21,137
Deferred tax assets	25,221	28,583
Total non-current assets	539,533	533,113
Total assets	$1,531,300	$1,499,360

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$417,032	$359,296
Contingencies	1,798	836
Income taxes	9,997	10,403
Financial liabilities - current portion	1,499	1,747
Other taxes	58,783	52,342
Employee - related payables	66,219	65,646
Other current liabilities	65,677	29,851
Total current liabilities	621,005	520,121
Deferred tax liabilities	2,497	2,552
Retirement benefit obligation	5,149	5,748
Financial liabilities - non current portion	2,158	2,022
Other non-current liabilities	2,793	5,246
Total non-current liabilities	12,597	15,568
Total liabilities	633,602	535,689
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 66,085,097 and 66,248,351 shares authorized, issued and outstanding at December 31, 2017 and March 31, 2018, respectively.	2,152	2,157
Additional paid-in capital	591,404	610,281
Accumulated other comprehensive income (loss)	(12,241)	12,710
Retained earnings	300,210	320,020
Equity - attributable to shareholders of Criteo S.A.	881,525	945,168
Non-controlling interests	16,173	18,503
Total equity	897,698	963,671
Total equity and liabilities	$1,531,300	$1,499,360

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2017	2018	YoY Change

Revenue	$516,667	$564,164	9%

Cost of revenue
Traffic acquisition cost	(306,693)	(323,746)	6%
Other cost of revenue	(27,155)	(30,059)	11%

Gross profit	182,819	210,359	15%

Operating expenses:
Research and development expenses	(39,521)	(45,318)	15%
Sales and operations expenses	(90,730)	(95,649)	5%
General and administrative expenses	(31,516)	(34,591)	10%
Total Operating expenses	(161,767)	(175,558)	9%
Income from operations	21,052	34,801	65%
Financial income (expense)	(2,333)	(1,325)	(43)%
Income before taxes	18,719	33,476	79%
Provision for income taxes	(4,201)	(12,386)	195%
Net Income	$14,518	$21,090	45%

Net income available to shareholders of Criteo S.A	$12,442	$19,809	59%
Net income available to non-controlling interests	$2,076	$1,281	(38)%

Weighted average shares outstanding used in computing per share amounts:
Basic	64,189,194	66,160,375
Diluted	67,283,012	67,469,738

Net income allocated to shareholders per share:
Basic	$0.19	$0.30	58%
Diluted	$0.18	$0.29	61%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2017	2018	YoY Change
Net income	$14,518	$21,090	45%
Non-cash and non-operating items	41,473	53,966	30%
- Amortization and provisions	22,316	26,050	17%
- Equity awards compensation expense (1)	14,940	18,829	26%
- Net gain or loss on disposal of non-current assets	—	—	—%
- Interest accrued and non-cash financial income and expense	16	23	44%
- Change in deferred taxes	(6,870)	(3,146)	(54)%
- Income tax for the period	11,071	15,532	40%
- Other (2)	—	(3,322)	(100)%
Changes in working capital related to operating activities	(70)	23,687	NM
- Decrease in trade receivables	59,569	91,292	53%
- Decrease in trade payables	(75,030)	(62,945)	(16)%
- Decrease in other current assets	8,253	7,958	(4)%
- Increase/(decrease) in other current liabilities (2)	7,138	(12,618)	(277)%
Income taxes paid	(11,683)	(14,216)	22%
CASH FROM OPERATING ACTIVITIES	44,238	84,527	91%
Acquisition of intangible assets, property, plant and equipment	(23,267)	(7,413)	(68)%
Change in accounts payable related to intangible assets, property, plant and equipment	(4,939)	(25,154)	409%
Disposal of business, net of cash disposed	—	(10,811)	(100)%
Change in other non-current financial assets	(431)	(112)	(74)%
CASH USED FOR INVESTING ACTIVITIES	(28,637)	(43,490)	52%
Issuance of long-term borrowings	—	—	—%
Repayment of borrowings (3)	(2,053)	(238)	(88)%
Proceeds from capital increase	12,937	166	(99)%
Change in other financial liabilities (2)	119	16,845	NM
CASH FROM FINANCING ACTIVITIES	11,003	16,773	52%

CHANGE IN NET CASH AND CASH EQUIVALENTS	26,604	57,810	117%
Net cash and cash equivalents at beginning of period	270,317	414,111	53%
Effect of exchange rates changes on cash and cash equivalents (2)	6,892	11,953	73%
Net cash and cash equivalents at end of period	$303,813	$483,874	59%

(1) Of which $14.6 million and $18.4 million of equity awards compensation expense consisted of share-based compensation expense according to ASC 718 Compensation - stock compensation for the quarter ended March 31, 2017 and 2018, respectively.

(2) During the three months ended March 31, 2018, the Company reported the cash impact of the settlement of hedging derivatives related to financing activities in cash from (used for) financing activities in the unaudited consolidated statements of cash flows

(3) Interest paid for the years ended March 31, 2017 and 2018 amounted to $0.7 million and $0.4 million respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2017	2018	YoY Change

CASH FROM OPERATING ACTIVITIES	$44,238	$84,527	91%
Acquisition of intangible assets, property, plant and equipment	(23,267)	(7,413)	(68)%
Change in accounts payable related to intangible assets, property, plant and equipment	(4,939)	(25,154)	409%
FREE CASH FLOW (1)	$16,032	$51,960	224%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
Region	2017	2018	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$208,013	$212,695	2%	2%
EMEA	189,092	222,611	18%	4%
Asia-Pacific	119,562	128,858	8%	3%
Total	516,667	564,164	9%	3%

Traffic acquisition costs
Americas	(128,867)	(131,521)	2%	2%
EMEA	(107,583)	(119,893)	11%	(1)%
Asia-Pacific	(70,243)	(72,332)	3%	(1)%
Total	(306,693)	(323,746)	6%	—%

Revenue ex-TAC (1)
Americas	79,146	81,174	3%	3%
EMEA	81,509	102,718	26%	11%
Asia-Pacific	49,319	56,526	15%	10%
Total	$209,974	$240,418	14%	8%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2017	2018	YoY Change
Net income	$14,518	$21,090	45%
Adjustments:
Financial (income) expense	2,333	1,325	(43)%
Provision for income taxes	4,201	12,386	195%
Equity awards compensation expense	14,940	19,303	29%
Research and development	3,916	4,555	16%
Sales and operations	6,710	7,832	17%
General and administrative	4,314	6,916	60%
Pension service costs	290	434	50%
Research and development	146	220	51%
Sales and operations	59	79	34%
General and administrative	85	135	59%
Depreciation and amortization expense	20,167	23,646	17%
Cost of revenue	11,091	15,249	37%
Research and development	2,944	2,221	(25)%
Sales and operations	4,961	4,454	(10)%
General and administrative	1,171	1,722	47%
Acquisition-related costs	6	—	(100)%
General and administrative	6	—	(100)%
Restructuring	—	(252)	—%
Cost of revenue	—	—	—%
Research and development	—	(348)	(100)%
Sales and operations	—	107	100%
General and administrative	—	(11)	(100)%
Total net adjustments	41,936	56,842	36%
Adjusted EBITDA(1)	$56,454	$77,932	38%

(1) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2017	2018	YoY Change

Research and Development expenses	$(39,521)	$(45,318)	15%
Equity awards compensation expense	3,916	4,555	16%
Depreciation and Amortization expense	2,944	2,221	(25)%
Pension service costs	146	220	51%
Acquisition-related deferred price consideration	—	—	—%
Restructuring	—	(348)	(100)%
Non GAAP - Research and Development expenses	(32,515)	(38,670)	19%
Sales and Operations expenses	(90,730)	(95,649)	5%
Equity awards compensation expense	6,710	7,832	17%
Depreciation and Amortization expense	4,961	4,454	(10)%
Pension service costs	59	79	34%
Restructuring	—	107	100%
Non GAAP - Sales and Operations expenses	(79,000)	(83,177)	5%
General and Administrative expenses	(31,516)	(34,591)	10%
Equity awards compensation expense	4,314	6,916	60%
Depreciation and Amortization expense	1,171	1,722	47%
Pension service costs	85	135	59%
Acquisition related costs	6	—	(100)%
Restructuring	—	(11)	(100)%
Non GAAP - General and Administrative expenses	(25,940)	(25,829)	—%
Total Operating expenses	(161,767)	(175,558)	9%
Equity awards compensation expense	14,940	19,303	29%
Depreciation and Amortization expense	9,076	8,397	(7)%
Pension service costs	290	434	50%
Acquisition-related costs	6	—	(100)%
Restructuring	—	(252)	(100)%
Total Non GAAP Operating expenses (1)	$(137,455)	$(147,676)	7%

(1) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2017	2018	YoY Change
Equity awards compensation expense
Research and development	$3,916	$4,555	16%
Sales and operations	6,710	7,832	17%
General and administrative	4,314	6,916	60%
Total equity awards compensation expense	14,940	19,303	29%

Pension service costs
Research and development	146	220	51%
Sales and operations	59	79	34%
General and administrative	85	135	59%
Total pension service costs	290	434	50%

Depreciation and amortization expense
Cost of revenue	11,091	15,249	37%
Research and development	2,944	2,221	(25)%
Sales and operations	4,961	4,454	(10)%
General and administrative	1,171	1,722	47%
Total depreciation and amortization expense	20,167	23,646	17%

Acquisition-related costs
General and administrative	6	—	(100)%
Total acquisition-related costs	6	—	(100)%

Restructuring
Cost of revenue	—	—	—%
Research and development	—	(348)	(100)%
Sales and operations	—	107	100%
General and administrative	—	(11)	(100)%
Total restructuring	$—	$(252)	(100)%

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2017	2018	YoY Change

Net income	$14,518	$21,090	45%
Adjustments:
Equity awards compensation expense	14,940	19,303	29%
Amortization of acquisition-related intangible assets	4,674	3,457	(26)%
Acquisition-related costs	6	—	(100)%
Restructuring costs	—	(252)	(100)%
Tax impact of the above adjustments	(3,317)	(3,079)	(7)%
Total net adjustments	16,303	19,429	19%
Adjusted net income(1)	$30,821	$40,519	31%

Weighted average shares outstanding
- Basic	64,189,194	66,160,375
- Diluted	67,283,012	67,469,738

Adjusted net income per share
- Basic	$0.48	$0.61	27%
- Diluted	$0.46	$0.60	30%

(1) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2017	2018	YoY Change

Revenue as reported	$516,667	$564,164	9%
Conversion impact U.S. dollar/other currencies		(31,086)
Revenue at constant currency(1)	516,667	533,078	3%

Traffic acquisition costs as reported	(306,693)	(323,746)	6%
Conversion impact U.S. dollar/other currencies		16,869
Traffic Acquisition Costs at constant currency(1)	(306,693)	(306,877)	—%

Revenue ex-TAC as reported(2)	209,974	240,418	14%
Conversion impact U.S. dollar/other currencies		(14,217)
Revenue ex-TAC at constant currency(2)	209,974	226,201	8%
Revenue ex-TAC(2)/Revenue as reported	41%	43%

Other cost of revenue as reported	(27,155)	(30,059)	11%
Conversion impact U.S. dollar/other currencies		676
Other cost of revenue at constant currency(1)	(27,155)	(29,383)	8%

Adjusted EBITDA(3)	56,454	77,932	38%
Conversion impact U.S. dollar/other currencies		(9,313)
Adjusted EBITDA(3) at constant currency(1)	$56,454	$68,619	22%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	27%	32%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	March 31,
	2017	2018
Shares outstanding as at January 1,	63,978,204	66,085,097
Weighted average number of shares issued during the period	210,990	75,278
Basic number of shares - Basic EPS basis	64,189,194	66,160,375
Dilutive effect of share options, warrants, employee warrants - Treasury method	3,093,817	1,309,363
Diluted number of shares - Diluted EPS basis	67,283,011	67,469,738

Shares outstanding as of March 31,	64,665,637	66,248,351
Total dilutive effect of share options, warrants, employee warrants	7,825,371	9,370,543
Fully diluted shares as of March 31,	72,491,008	75,618,894

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated)
(unaudited)

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	YoY Change	QoQ Change

Clients	11,874	12,882	14,468	15,423	16,370	17,299	18,118	18,528	20%	2%

Revenue	407,201	423,867	566,825	516,667	542,022	563,973	674,031	564,164	9%	(16)%
Americas	156,522	160,739	266,438	208,013	229,392	228,326	324,696	212,695	2%	(34)%
EMEA	153,899	157,921	189,298	189,092	191,682	207,168	221,019	222,611	18%	1%
APAC	96,780	105,207	111,089	119,562	120,948	128,479	128,316	128,858	8%	—%

TAC	(240,969)	(247,310)	(341,877)	(306,693)	(322,200)	(329,576)	(397,087)	(323,746)	6%	(18)%
Americas	(96,560)	(97,239)	(167,046)	(128,867)	(145,289)	(141,869)	(203,368)	(131,521)	2%	(35)%
EMEA	(86,820)	(87,092)	(108,567)	(107,583)	(106,605)	(115,446)	(120,662)	(119,893)	11%	(1)%
APAC	(57,589)	(62,979)	(66,264)	(70,243)	(70,306)	(72,261)	(73,057)	(72,332)	3%	(1)%

Revenue ex-TAC	166,232	176,557	224,948	209,974	219,822	234,397	276,944	240,418	14%	(13)%
Americas	59,962	63,500	99,391	79,146	84,103	86,457	121,328	81,174	3%	(33)%
EMEA	67,079	70,829	80,731	81,509	85,077	91,722	100,357	102,718	26%	2%
APAC	39,191	42,228	44,826	49,319	50,642	56,218	55,259	56,526	15%	2%

Adjusted EBITDA (1)	39,201	53,532	82,995	56,454	54,086	79,116	119,928	77,932	38%	(35)%

Cash flow from operating activities	19,274	43,631	71,658	44,238	60,491	61,727	79,002	84,527	91%	7%

Capital expenditures	22,386	19,907	22,981	28,206	27,055	27,773	25,476	32,567	15%	28%

Capital expenditures / Revenue	5%	5%	4%	5%	5%	5%	4%	6%	N.A	N.A

Net cash position	377,407	407,158	270,318	303,813	308,185	357,983	414,111	483,874	59%	17%

Headcount	2,085	2,212	2,503	2,582	2,690	2,712	2,764	2,675	4%	(3)%

Days Sales Outstanding (days - end of month)	57	56	53	56	57	56	57	60	N.A	N.A

1) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.